Exhibit 99.1

For Immediate Release

For more information:

Rex S. Schuette

Chief Financial Officer

(706) 781-2266

Rex_Schuette@ucbi.com

UNITED COMMUNITY BANKS, INC. REPORTS

NET OPERATING INCOME OF $23.8 MILLION FOR FOURTH QUARTER 2015,

UP 30 PERCENT FROM A YEAR AGO

●	Operating earnings per diluted share of 33 cents, up 10 percent from a year ago
●	Operating return on assets of .99 percent
●	Operating return on tangible common equity of 10.9 percent
●	Loans up $162 million from third quarter, or 11 percent annualized, excluding sale of healthcare loans
●	Loan growth for year of $444 million, or 10 percent, excluding mergers and healthcare loan sale
●	Core transaction deposits up $524 million for 2015, or 14 percent, excluding deposits acquired in mergers

BLAIRSVILLE, GA – January 20, 2016 – United Community Banks, Inc. (NASDAQ: UCBI) (“United”) today continued its strong momentum as it moves forward as a regional community bank in the Southeast, reflecting strong loan, core deposit and fee revenue growth, and a lower provision for credit losses. For the fourth quarter of 2015, net operating income of $23.8 million increased 30 percent from a year ago and operating earnings per diluted share of 33 cents was up 10 percent from a year ago.

Operating earnings and operating earnings per diluted share for the fourth quarter of 2015 exclude the effects of merger-related and other charges for impairment on properties acquired for future expansion. Including those charges, net income was $18.2 million for the fourth quarter, or 25 cents per diluted share. Also, operating earnings this quarter include three months of earnings from the acquisition of The Palmetto Bank (“Palmetto”), as compared to one month for the third quarter of 2015.

For the full year of 2015, United achieved net income of $71.6 million, or $1.09 per diluted share. Excluding merger-related and other charges, net operating income was $83.2 million, or $1.27 per diluted share.

At December 31, 2015, preliminary regulatory capital ratios were as follows: Tier 1 Risk-Based of 11.5 percent; Total Risk-Based of 12.5 percent; Common Equity Tier 1 Risk-Based of 11.5 percent; and, Tier 1 Leverage of 8.3 percent.

“United continues to enhance its long term value potential. This past year of 2015 demonstrated the strengths of our footprint and the momentum that characterizes our organization as we enter into 2016,” said Jimmy Tallent, chairman and chief executive officer. “In 2015, we struck the proper balance of investing for our future and delivering strong financial results. The fourth quarter was a continuation of that solid performance.

“Total loan production continued strong in the fourth quarter, though not readily apparent in our year-end loan balances due to the sale of our $190 million of healthcare loans,” Tallent continued. “Year-to-date loan growth, excluding loans acquired in mergers and our sale of healthcare loans, was $444 million, or 10 percent, slightly above our 2015 target of mid-to-upper-single-digit loan growth. Our loan growth was funded with solid core transaction deposit growth of $524 million, or 14 percent, excluding mergers.

“Fourth quarter net loan growth of $162 million, excluding the healthcare loan sale, was driven by loan production of $590 million across all of our markets,” added Tallent. “Our community banks originated $360 million in loan production, while our specialized lending area, which includes asset-based, commercial real estate, middle market, SBA and builder finance lending, produced $157 million.”

Fourth quarter taxable-equivalent net interest revenue totaled $74.0 million, up $8.33 million from the third quarter of 2015 and up $15.7 million from the fourth quarter of 2014. The increase in net interest revenue reflects strong loan and core deposit growth, net interest revenue from the Palmetto and First National Bank acquisitions, and an increase in net interest margin.

“The taxable-equivalent net interest margin of 3.34 percent is an increase of eight basis points from the third quarter and up three basis points from a year ago,” said Tallent. “The increase from third quarter reflects higher yields on our loan and securities portfolios as well as a two basis point decrease in the average rate on our interest-bearing liabilities.

“This quarter, our loan yield, net interest margin and net interest revenue benefited from the discount accretion from the acquired loan portfolios. The sale of our lower-yielding healthcare loans also contributed to the higher loan yield and net interest margin,” commented Tallent. “Additionally, the securities yield benefited from the mix of floating rate securities, slower prepayments and restructuring of a corporate bond, while interest-bearing liabilities benefited from Palmetto’s highly desirable deposit base that provided a very low cost source of funds.”

The fourth quarter provision for credit losses was $300 thousand, down $400 thousand from the third quarter and down $1.50 million from the fourth quarter of 2014. Fourth quarter net charge-offs were $1.30 million compared with $1.42 million in the third quarter and $2.51 million a year ago. Strong recoveries of previously charged-off loans drove net charge-offs down in the third and fourth quarters of 2015 compared with fourth quarter 2014. Nonperforming assets were .29 percent of total assets at year-end, compared with .29 percent in the third quarter and .26 percent a year ago.

Fourth quarter fee revenue totaled $21.3 million, up $2.99 million from the third quarter and $6.46 million from the fourth quarter of 2014. The increase from the third quarter was primarily due to the full quarter impact of the Palmetto acquisition. Total service charges and fees were $11.5 million, up $2.17 million from the third quarter and up $3.05 million from a year ago. Mortgage fees of $3.29 million were down $550 thousand from the third quarter and up $1.18 million from a year ago. The decrease from the third quarter reflects seasonality and lower refinancing activity. Closed mortgage loans totaled $138 million in the fourth quarter of 2015, compared with $141 million in the third quarter and $77.4 million in the fourth quarter of 2014. During the fourth quarter, sales of $25.1 million in SBA loans resulted in net gains of $2.00 million. This compares with $17.8 million in loans sold and net gains of $1.65 million in the third quarter of 2015, and $15.8 million in loans sold and net gains of $926 thousand in the fourth quarter of 2014.

“We are committed to growing our revenue stream by focusing on fee-generating products and services,” stated Tallent. “The growing SBA lending business and commitment to expanding our mortgage origination business are key parts of this strategy.”

Operating expenses, excluding merger-related and other charges of $9.08 million, were $56.4 million in the fourth quarter. This compares with $48.5 million in the third quarter of 2015 and $41.9 million in the fourth quarter of 2014. The increase from the third quarter reflects approximately $5.6 million of operating expenses related to the full-quarter impact of the Palmetto acquisition. Palmetto’s operating expenses are expected to decline following systems conversions late in the first quarter in 2016, as anticipated cost savings are realized.

“The increase in operating expenses from third quarter also reflects higher professional fees and consulting services for several, mostly one-time, regulatory-related compliance projects throughout the company,” stated Tallent. “With the heightened sensitivity to compliance, we made a decision to accelerate these projects into the current year.”

Fourth quarter salaries and employee benefits expense totaled $32.9 million, up $3.60 million from the third quarter and $6.35 million from a year ago. The linked-quarter increase was primarily due to the full-quarter impact of Palmetto’s costs, our new Charleston loan production office, and higher incentive costs associated with the growth in earnings and lending businesses. The increase from a year ago reflects the impact of mergers, investment in new lenders and support staff for the specialized lending area, as well as higher commissions and incentives associated with the overall improvement in earnings and growth in the SBA and mortgage lending businesses, commercial loans and core deposits.

Occupancy expense of $4.67 million and communications and equipment expense of $4.74 million for the fourth quarter were up $653 thousand and $772 thousand, respectively, with the full-quarter of Palmetto’s expenses accounting for most of the increase in both expense categories.

Other operating expenses for the fourth quarter totaled $7.01 million, up $1.46 million from the third quarter and up $3.08 million from the fourth quarter of 2014. The linked-quarter increase is mostly due to the inclusion of Palmetto’s operating expenses for the full-quarter versus one month in the third quarter. The increase from last year is due to the acquisitions and higher transaction processing costs for interchange and internet banking services.

“Palmetto merged into United on September 1 and our team of bankers has been working diligently to bring these two great companies together,” noted Tallent. “System conversions are targeted for late February 2016 and, upon their completion, Palmetto branches will begin doing business under the United Community Bank brand.”

Fourth quarter expenses included an after-tax merger charge of $1.94 million primarily related to severance and retention bonuses, system conversion costs, and advisory and professional services fees for the Palmetto acquisition. United also incurred an after-tax non-operating impairment charge in the fourth quarter of $3.65 million to write-down properties acquired in prior years for future branch expansion.

“As part of our growth strategy, we are evaluating all of our delivery channels, including future branch sites,” said Tallent. “Some of these properties will be retained for future branch sites, others will be sold. These decisions will be made over the next two years as we continue to execute on our growth strategies. However, because we’ve held these properties for a long time, we evaluated them for impairment and wrote-down the properties accordingly.”

“Our fourth quarter results mark the completion of another strong year,” Tallent said. “We will remember 2015 as the year we successfully re-entered the mergers and acquisitions business. I could not be more pleased with the partners we have chosen and our exceptional team of bankers who worked tirelessly to bring it all about. I’m excited about the momentum and foundation we are building at United and the opportunities for growth and success they will bring.”

Conference Call

United will hold a conference call today, Wednesday, January 20, 2016, at 11 a.m. ET to discuss the contents of this news release and to share business highlights for the quarter. To access the call, dial (877) 380-5665 and use the conference number 19833202. The conference call also will be webcast and available for replay for 30 days by selecting “Events & Presentations” within the Investor Relations section of United’s website at www.ucbi.com.

About United Community Banks, Inc.

United Community Banks, Inc. (UCBI) is a bank holding company based in Blairsville, Georgia, with $9.6 billion in assets. The company’s banking subsidiary, United Community Bank, is one of the Southeast’s largest full-service banks, operating 134 offices in Georgia, North Carolina, South Carolina and Tennessee. The bank specializes in personalized community banking services for individuals, small businesses and corporations. United Community Bank offers a full range of consumer and commercial banking services including mortgage, advisory, treasury management and other products. In 2014 and 2015, United Community Bank was ranked first in customer satisfaction in the southeast by J.D. Power and again in 2016 was ranked among the top 100 on the Forbes list of America’s Best Banks. Additional information about the company and the bank’s full range of products and services can be found at www.ucbi.com.

Safe Harbor

This news release contains forward-looking statements, as defined by federal securities laws, including statements about United’s financial outlook and business environment. These statements are based on current expectations and are provided to assist in the understanding of future financial performance. Such performance involves risks and uncertainties that may cause actual results to differ materially from those expressed or implied in any such statements. For a discussion of some of the risks and other factors that may cause such forward-looking statements to differ materially from actual results, please refer to United’s filings with the Securities and Exchange Commission including its 2014 Annual Report on Form 10-K under the sections entitled “Forward-Looking Statements” and “Risk Factors.” Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update or revise forward-looking statements.

# # #

UNITED COMMUNITY BANKS, INC.
Financial Highlights
Selected Financial Information

						Fourth	For the Twelve
	2015				2014	Quarter	Months Ended		YTD
(in thousands, except per share	Fourth	Third	Second	First	Fourth	2015-2014	December 31,		2015-2014
data; taxable equivalent)	Quarter	Quarter	Quarter	Quarter	Quarter	Change	2015	2014	Change
INCOME SUMMARY
Interest revenue	$79,646	$71,120	$66,134	$62,909	$64,353		$279,809	$249,969
Interest expense	5,598	5,402	4,817	5,292	6,021		21,109	25,551
Net interest revenue	74,048	65,718	61,317	57,617	58,332	27%	258,700	224,418	15%
Provision for credit losses	300	700	900	1,800	1,800		3,700	8,500
Fee revenue	21,284	18,297	17,266	15,682	14,823	44	72,529	55,554	31
Total revenue	95,032	83,315	77,683	71,499	71,355	33	327,529	271,472	21
Expenses - operating (1)	56,410	48,525	45,247	43,061	41,919	35	193,243	162,865	19
Income before income tax expense - operating (1)	38,622	34,790	32,436	28,438	29,436	31	134,286	108,607	24
Income tax expense - operating (1)	14,822	13,064	12,447	10,768	11,189	32	51,101	40,987	25
Net income - operating (1)	23,800	21,726	19,989	17,670	18,247	30	83,185	67,620	23
Preferred dividends and discount accretion	25	25	17	-	-		67	439
Net income available to common shareholders - operating (1)	23,775	21,701	19,972	17,670	18,247	30	83,118	67,181	24
Merger-related and other charges, net of income tax benefit	5,592	3,839	2,176	-	-		11,607	-
Net income available to common shareholders - GAAP	$18,183	$17,862	$17,796	$17,670	$18,247	-	$71,511	$67,181	6

PERFORMANCE MEASURES
Per common share:
Diluted income - operating (1)	$.33	$.33	$.32	$.29	$.30	10	$1.27	$1.11	14
Diluted income - GAAP	.25	.27	.28	.29	.30	(17)	1.09	1.11	(2)
Cash dividends declared	.06	.06	.05	.05	.05		.22	.11
Book value	14.02	13.95	12.95	12.58	12.20	15	14.02	12.20	15
Tangible book value (3)	12.06	12.08	12.66	12.53	12.15	(1)	12.06	12.15	(1)

Key performance ratios:
Return on tangible common equity - operating (1)(2)(3)(4)	10.87%	10.29%	10.20%	9.46%	9.74%		10.24%	9.32%
Return on common equity - operating (1)(2)(4)	9.18	9.54	9.90	9.34	9.60		9.48	9.17
Return on common equity - GAAP (2)(4)	7.02	7.85	8.83	9.34	9.60		8.15	9.17
Return on assets - operating (1)(4)	.99	1.00	1.00	.94	.96		.98	.91
Return on assets - GAAP (4)	.76	.82	.89	.94	.96		.85	.91
Dividend payout ratio - operating (1)	18.18	18.18	15.63	17.24	16.67		17.32	9.91
Dividend payout ratio - GAAP	24.00	22.22	17.86	17.24	16.67		20.18	9.91
Net interest margin (4)	3.34	3.26	3.30	3.31	3.31		3.30	3.26
Efficiency ratio - operating (1)	59.41	57.81	57.59	59.15	57.47		58.51	58.26
Efficiency ratio - GAAP	68.97	64.65	61.63	59.15	57.47		63.96	58.26
Average equity to average assets	10.68	10.39	10.05	9.86	9.76		10.27	9.69
Average tangible equity to average assets (3)	9.40	9.88	9.91	9.82	9.72		9.74	9.67
Average tangible common equity to average assets (3)	9.29	9.77	9.83	9.82	9.72		9.66	9.60
Tangible common equity to risk-weighted assets (3)(5)(6)	12.82	13.08	13.24	13.53	13.82		12.82	13.82

ASSET QUALITY
Nonperforming loans	$22,653	$20,064	$18,805	$19,015	$17,881	27	$22,653	$17,881	27
Foreclosed properties	4,883	7,669	2,356	1,158	1,726	183	4,883	1,726	183
Total nonperforming assets (NPAs)	27,536	27,733	21,161	20,173	19,607	40	27,536	19,607	40
Allowance for loan losses	68,448	69,062	70,129	70,007	71,619	(4)	68,448	71,619	(4)
Net charge-offs	1,302	1,417	978	2,562	2,509	(48)	6,259	13,878	(55)
Allowance for loan losses to loans	1.14%	1.15%	1.36%	1.46%	1.53%		1.14%	1.53%
Allowance for loan losses to loans, excl. acquired loans	1.35	1.37	1.42	1.46	1.53		1.35	1.53
Net charge-offs to average loans (4)	.09	.10	.08	.22	.22		.12	.31
NPAs to loans and foreclosed properties	.46	.46	.41	.42	.42		.46	.42
NPAs to total assets	.29	.29	.26	.26	.26		.29	.26

AVERAGE BALANCES ($ in millions)
Loans	$5,975	$5,457	$5,017	$4,725	$4,621	29	$5,298	$4,450	19
Investment securities	2,607	2,396	2,261	2,203	2,222	17	2,368	2,274	4
Earning assets	8,792	8,009	7,444	7,070	7,013	25	7,834	6,880	14
Total assets	9,558	8,634	8,017	7,617	7,565	26	8,462	7,436	14
Deposits	8,028	7,135	6,669	6,369	6,383	26	7,055	6,228	13
Shareholders’ equity	1,021	897	806	751	738	38	869	720	21
Common shares - basic (thousands)	72,135	66,294	62,549	60,905	60,830	19	65,488	60,588	8
Common shares - diluted (thousands)	72,140	66,300	62,553	60,909	60,833	19	65,492	60,590	8

AT PERIOD END ($ in millions)
Loans	$5,995	$6,024	$5,174	$4,788	$4,672	28	$5,995	$4,672	28
Investment securities	2,656	2,457	2,322	2,201	2,198	21	2,656	2,198	21
Total assets	9,626	9,414	8,246	7,664	7,567	27	9,626	7,567	27
Deposits	7,881	7,905	6,808	6,438	6,327	25	7,881	6,327	25
Shareholders’ equity	1,018	1,013	827	764	740	38	1,018	740	38
Common shares outstanding (thousands)	71,484	71,472	62,700	60,309	60,259	19	71,484	60,259	19

(1) Excludes merger-related charges and impairment losses on surplus bank property. (2) Net income available to common shareholders, which is net of preferred stock dividends, divided by average realized common equity, which excludes accumulated other comprehensive income (loss). (3) Excludes effect of acquisition related intangibles and associated amortization. (4) Annualized. (5) December 31, September 30, June 30 and March 31, 2015 calculated under Basel III rules, which became effective January 1, 2015. (6) Fourth quarter 2015 ratio is preliminary.

UNITED COMMUNITY BANKS, INC.
Selected Financial Information
For the Years Ended December 31,

(in thousands, except per share data;
taxable equivalent)	2015	2014	2013	2012	2011
INCOME SUMMARY
Net interest revenue	$258,700	$224,418	$219,641	$229,758	$238,670
Provision for credit losses	3,700	8,500	65,500	62,500	251,000
Fee revenue	72,529	55,554	56,598	56,112	44,907
Total revenue	327,529	271,472	210,739	223,370	32,577
Expenses - operating (1)	193,243	162,865	174,304	186,774	261,599
Income (loss) before income tax expense (benefit) - operating (1)	134,286	108,607	36,435	36,596	(229,022)
Income tax expense (benefit) - operating (1)	51,101	40,987	(236,705)	2,740	(2,276)
Net income (loss) - operating (1)	83,185	67,620	273,140	33,856	(226,746)
Preferred dividends and discount accretion	67	439	12,078	12,148	11,838
Net income (loss) available to common shareholders - operating (1)	83,118	67,181	261,062	21,708	(238,584)
Merger-related and other charges, net of income tax benefit	(11,607)	-	-	-	-
Net income (loss) available to common shareholders - GAAP	$71,511	$67,181	$261,062	$21,708	$(238,584)

PERFORMANCE MEASURES
Per common share:
Diluted income (loss) - operating (1)	$1.27	$1.11	$4.44	$.38	$(5.97)
Diluted income (loss) - GAAP	1.09	1.11	4.44	.38	(5.97)
Cash dividends declared	.22	.11	-	-	-
Book value	14.02	12.20	11.30	6.67	6.62
Tangible book value (3)	12.06	12.15	11.26	6.57	6.47

Key performance ratios:
Return on tangible common equity - operating (1)(2)(3)	10.24%	9.32%	47.35%	6.27%	(96.20)%
Return on common equity - operating (1)(2)	9.48	9.17	46.72	5.43	(93.57)
Return on common equity - GAAP (2)	8.15	9.17	46.72	5.43	(93.57)
Return on assets - operating (1)	.98	.91	3.86	.49	(3.15)
Return on assets - GAAP	.85	.91	3.86	.49	(3.15)
Dividend payout ratio - operating (1)	17.32	9.91	-	-	-
Dividend payout ratio - GAAP	20.18	9.91	-	-	-
Net interest margin	3.30	3.26	3.30	3.51	3.52
Efficiency ratio - operating (1)	58.51	58.26	63.14	65.43	92.27
Efficiency ratio - GAAP	63.96	58.26	63.14	65.43	92.27
Average equity to average assets	10.27	9.69	10.35	8.47	7.75
Average tangible equity to average assets (3)	9.74	9.67	10.31	8.38	7.62
Average tangible common equity to average assets (3)	9.66	9.60	7.55	5.54	3.74
Tangible common equity to risk-weighted assets (3)(4)(5)	12.82	13.82	13.17	8.26	8.25

ASSET QUALITY
Non-performing loans	$22,653	$17,881	$26,819	$109,894	$127,479
Foreclosed properties	4,883	1,726	4,221	18,264	32,859
Total non-performing assets (NPAs)	27,536	19,607	31,040	128,158	160,338
Allowance for loan losses	68,448	71,619	76,762	107,137	114,468
Net charge-offs	6,259	13,879	93,710	69,831	311,227
Allowance for loan losses to loans	1.14%	1.53%	1.77%	2.57%	2.79%
Allowance for loan losses to loans, excluding acquired loans	1.35	1.53	1.77	2.57	2.79
Net charge-offs to average loans	.12	.31	2.22	1.69	7.33
NPAs to loans and foreclosed properties	.46	.42	.72	3.06	3.87
NPAs to total assets	.29	.26	.42	1.88	2.30

AVERAGE BALANCES ($ in millions)
Loans	$5,298	$4,450	$4,254	$4,166	$4,307
Investment securities	2,368	2,274	2,190	2,089	1,999
Earning assets	7,834	6,880	6,649	6,547	6,785
Total assets	8,462	7,436	7,074	6,865	7,189
Deposits	7,055	6,228	6,027	5,885	6,275
Shareholders’ equity	869	720	732	582	557
Common shares - Basic (thousands)	65,488	60,588	58,787	57,857	39,943
Common shares - Diluted (thousands)	65,492	60,590	58,845	57,857	39,943

AT YEAR END ($ in millions)
Loans	$5,995	$4,672	$4,329	$4,175	$4,110
Investment securities	2,656	2,198	2,312	2,079	2,120
Total assets	9,626	7,567	7,425	6,802	6,983
Deposits	7,881	6,327	6,202	5,952	6,098
Shareholders’ equity	1,018	740	796	581	575
Common shares outstanding (thousands)	71,484	60,259	59,432	57,741	57,561

(1) Excludes merger-related charges and impairment losses on surplus bank property. (2) Net income (loss) available to common shareholders, which is net of preferred stock dividends, divided by average realized common equity, which excludes accumulated other comprehensive income (loss). (3) Excludes effect of acquisition related intangibles and associated amortization. (4) December 31, 2015 calculated under Basel III rules, which became effective January 1, 2015. (5) 2015 ratio is preliminary.

UNITED COMMUNITY BANKS, INC.
Non-GAAP Performance Measures Reconciliation
Selected Financial Information

	2015				2014	For the Twelve Months Ended
(in thousands, except per share	Fourth	Third	Second	First	Fourth	December 31,
data; taxable equivalent)	Quarter	Quarter	Quarter	Quarter	Quarter	2015	2014	2013	2012	2011

Interest revenue reconciliation
Interest revenue - taxable equivalent	$79,646	$71,120	$66,134	$62,909	$64,353	$279,809	$249,969	$247,323	$267,667	$304,308
Taxable equivalent adjustment	(284)	(292)	(326)	(375)	(398)	(1,277)	(1,537)	(1,483)	(1,690)	(1,707)
Interest revenue (GAAP)	$79,362	$70,828	$65,808	$62,534	$63,955	$278,532	$248,432	$245,840	$265,977	$302,601

Net interest revenue reconciliation
Net interest revenue - taxable equivalent	$74,048	$65,718	$61,317	$57,617	$58,332	$258,700	$224,418	$219,641	$229,758	$238,670
Taxable equivalent adjustment	(284)	(292)	(326)	(375)	(398)	(1,277)	(1,537)	(1,483)	(1,690)	(1,707)
Net interest revenue (GAAP)	$73,764	$65,426	$60,991	$57,242	$57,934	$257,423	$222,881	$218,158	$228,068	$236,963

Total revenue reconciliation
Total operating revenue	$95,032	$83,315	$77,683	$71,499	$71,355	$327,529	$271,472	$210,739	$223,370	$32,577
Taxable equivalent adjustment	(284)	(292)	(326)	(375)	(398)	(1,277)	(1,537)	(1,483)	(1,690)	(1,707)
Total revenue (GAAP)	$94,748	$83,023	$77,357	$71,124	$70,957	$326,252	$269,935	$209,256	$221,680	$30,870

Expense reconciliation
Expenses - operating	$56,410	$48,525	$45,247	$43,061	$41,919	$193,243	$162,865	$174,304	$186,774	$261,599
Merger-related and other charges	9,078	5,744	3,173	-	-	17,995	-	-	-	-
Expenses (GAAP)	$65,488	$54,269	$48,420	$43,061	$41,919	$211,238	$162,865	$174,304	$186,774	$261,599

Income before taxes reconciliation
Income before taxes - operating	$38,622	$34,790	$32,436	$28,438	$29,436	$134,286	$108,607	$36,435	$36,596	$(229,022)
Taxable equivalent adjustment	(284)	(292)	(326)	(375)	(398)	(1,277)	(1,537)	(1,483)	(1,690)	(1,707)
Merger-related and other charges	(9,078)	(5,744)	(3,173)	-	-	(17,995)	-	-	-	-
Income before taxes (GAAP)	$29,260	$28,754	$28,937	$28,063	$29,038	$115,014	$107,070	$34,952	$34,906	$(230,729)

Income tax expense reconciliation
Income tax expense - operating	$14,822	$13,064	$12,447	$10,768	$11,189	$51,101	$40,987	$(236,705)	$2,740	$(2,276)
Taxable equivalent adjustment	(284)	(292)	(326)	(375)	(398)	(1,277)	(1,537)	(1,483)	(1,690)	(1,707)
Merger-related and other charges, tax benefit	(3,486)	(1,905)	(997)	-	-	(6,388)	-	-	-	-
Income tax expense (GAAP)	$11,052	$10,867	$11,124	$10,393	$10,791	$43,436	$39,450	$(238,188)	$1,050	$(3,983)

Net income reconciliation
Net income - operating	$23,800	$21,726	$19,989	$17,670	$18,247	$83,185	$67,620	$273,140	$33,856	$(226,746)
Merger-related and other charges, net of income tax benefit	(5,592)	(3,839)	(2,176)	-	-	(11,607)	-	-	-	-
Net income (GAAP)	$18,208	$17,887	$17,813	$17,670	$18,247	$71,578	$67,620	$273,140	$33,856	$(226,746)

Net income available to common shareholders reconciliation
Net income available to common shareholders - operating	$23,775	$21,701	$19,972	$17,670	$18,247	$83,118	$67,181	$261,062	$21,708	$(238,584)
Merger-related and other charges, net of income tax benefit	(5,592)	(3,839)	(2,176)	-	-	(11,607)	-	-	-	-
Net income available to common shareholders (GAAP)	$18,183	$17,862	$17,796	$17,670	$18,247	$71,511	$67,181	$261,062	$21,708	$(238,584)

Diluted income per common share reconciliation
Diluted income per common share - operating	$.33	$.33	$.32	$.29	$.30	$1.27	$1.11	$4.44	$.38	$(5.97)
Merger-related and other charges	(.08)	(.06)	(.04)	-	-	(.18)	-	-	-	-
Diluted income per common share (GAAP)	$.25	$.27	$.28	$.29	$.30	$1.09	$1.11	$4.44	$.38	$(5.97)

Book value per common share reconciliation
Tangible book value per common share	$12.06	$12.08	$12.66	$12.53	$12.15	$12.06	$12.15	$11.26	$6.57	$6.47
Effect of goodwill and other intangibles	1.96	1.87	.29	.05	.05	1.96	.05	.04	.10	.15
Book value per common share (GAAP)	$14.02	$13.95	$12.95	$12.58	$12.20	$14.02	$12.20	$11.30	$6.67	$6.62

Return on tangible common equity reconciliation
Return on tangible common equity - operating	10.87%	10.29%	10.20%	9.46%	9.74%	10.24%	9.32%	47.35%	6.27%	(96.20)%
Effect of goodwill and other intangibles	(1.69)	(.75)	(.30)	(.12)	(.14)	(.76)	(.15)	(.63)	(.84)	2.63
Return on common equity - operating	9.18	9.54	9.90	9.34	9.60	9.48	9.17	46.72	5.43	(93.57)
Merger-related and other charges	(2.16)	(1.69)	(1.07)	-	-	(1.33)	-	-	-	-
Return on common equity (GAAP)	7.02%	7.85%	8.83%	9.34%	9.60%	8.15%	9.17%	46.72%	5.43%	(93.57)%

Return on assets reconciliation
Return on assets - operating	.99%	1.00%	1.00%	.94%	.96%	.98%	.91%	3.86%	.49%	(3.15)%
Merger-related and other charges	(.23)	(.18)	(.11)	-	-	(.13)	-	-	-	-
Return on assets (GAAP)	.76%	.82%	.89%	.94%	.96%	.85%	.91%	3.86%	.49%	(3.15)%

Allowance for loan losses to loans reconciliation
Allowance for loan losses to loans, excl. acquired loans	1.35%	1.37%	1.42%	1.46%	1.53%	1.35%	1.53%	1.77%	2.57%	2.79%
Effect of removing acquired loans from ratio	(.21)	(.22)	(.06)	-	-	(.21)	-	-	-	-
Allowance for loan losses to loans (GAAP)	1.14%	1.15%	1.36%	1.46%	1.53%	1.14%	1.53%	1.77%	2.57%	2.79%

Dividend payout ratio reconciliation
Dividend payout ratio - operating	18.18%	18.18%	15.63%	17.24%	16.67%	17.32%	9.91%	-%	-%	-%
Merger-related and other charges	5.82	4.04	2.23	-	-	2.86	-	-	-	-
Dividend payout ratio (GAAP)	24.00%	22.22%	17.86%	17.24%	16.67%	20.18%	9.91%	-%	-%	-%

Efficiency ratio reconciliation
Efficiency ratio - operating	59.41%	57.81%	57.59%	59.15%	57.47%	58.51%	58.26%	63.14%	65.43%	92.27%
Merger-related and other charges	9.56	6.84	4.04	-	-	5.45	-	-	-	-
Efficiency ratio (GAAP)	68.97%	64.65%	61.63%	59.15%	57.47%	63.96%	58.26%	63.14%	65.43%	92.27%

Average equity to assets reconciliation
Tangible common equity to assets	9.29%	9.77%	9.83%	9.82%	9.72%	9.66%	9.60%	7.55%	5.54%	3.74%
Effect of preferred equity	.11	.11	.08	-	-	.08	.07	2.76	2.84	3.88
Tangible equity to assets	9.40	9.88	9.91	9.82	9.72	9.74	9.67	10.31	8.38	7.62
Effect of goodwill and other intangibles	1.28	.51	.14	.04	.04	.53	.02	.04	.09	.13
Equity to assets (GAAP)	10.68%	10.39%	10.05%	9.86%	9.76%	10.27%	9.69%	10.35%	8.47%	7.75%

Tangible common equity to risk-weighted assets reconciliation (1)
Tangible common equity to risk-weighted assets	12.82%	13.08%	13.24%	13.53%	13.82%	12.82%	13.82%	13.18%	8.26%	8.25%
Effect of other comprehensive income	.38	.23	.28	.19	.35	.38	.35	.39	.51	(.03)
Effect of deferred tax limitation	(2.05)	(2.24)	(2.49)	(2.86)	(3.11)	(2.05)	(3.11)	(4.26)	-	-
Effect of trust preferred	.08	.08	.63	.67	1.00	.08	1.00	1.04	1.15	1.18
Effect of preferred equity	.15	.15	.17	-	-	.15	-	2.39	4.24	4.29
Basel III intangibles transition adjustment	.10	.13	.06	.04	-	.10	-	-	-	-
Basel III disallowed investments	(.03)	(.03)	(.03)	(.04)	-	(.03)	-	-	-	-
Tier I capital ratio (Regulatory)	11.45%	11.40%	11.86%	11.53%	12.06%	11.45%	12.06%	12.74%	14.16%	13.69%

(1) December 31, September 30, June 30 and March 31, 2015 calculated under Basel III rules, which became effective January 1, 2015. Fourth quarter 2015 ratios are preliminary.

UNITED COMMUNITY BANKS, INC.
Financial Highlights
Loan Portfolio Composition at Period-End

	2015				2014	Linked	Year over
	Fourth	Third	Second	First	Fourth	Quarter	Year
(in millions)	Quarter	Quarter	Quarter	Quarter	Quarter	Change	Change
LOANS BY CATEGORY
Owner occupied commercial RE	$1,494	$1,479	$1,266	$1,167	$1,163	$15	$331
Income producing commercial RE	824	818	689	636	599	6	225
Commercial & industrial	785	890	793	716	710	(105)	75
Commercial construction	342	319	238	230	196	23	146
Total commercial	3,445	3,506	2,986	2,749	2,668	(61)	777
Residential mortgage	1,029	1,062	935	864	866	(33)	163
Home equity lines of credit	598	585	491	465	466	13	132
Residential construction	352	334	299	291	299	18	53
Consumer installment	571	537	463	419	373	34	198
Total loans	$5,995	$6,024	$5,174	$4,788	$4,672	(29)	1,323

LOANS BY MARKET
North Georgia	$1,125	$1,130	$1,155	$1,150	$1,163	(5)	(38)
Atlanta MSA	1,259	1,266	1,275	1,254	1,243	(7)	16
North Carolina	549	546	533	539	553	3	(4)
Coastal Georgia	537	506	499	476	456	31	81
Gainesville MSA	254	252	257	255	257	2	(3)
East Tennessee	504	511	525	281	280	(7)	224
South Carolina	819	783	35	30	30	36	789
Specialized Lending	492	609	538	487	421	(117)	71
Indirect auto	456	421	357	316	269	35	187
Total loans	$5,995	$6,024	$5,174	$4,788	$4,672	(29)	1,323

UNITED COMMUNITY BANKS, INC.
Financial Highlights
Loan Portfolio Composition at Year-End

(in millions)	2015	2014	2013	2012	2011
LOANS BY CATEGORY
Owner occupied commercial RE	$1,494	$1,163	$1,134	$1,131	$1,112
Income producing commercial RE	824	599	623	682	710
Commercial & industrial	785	710	472	458	428
Commercial construction	342	196	149	155	164
Total commercial	3,445	2,668	2,378	2,426	2,414
Residential mortgage	1,029	866	875	829	835
Home equity lines of credit	598	466	441	385	300
Residential construction	352	299	328	382	448
Consumer installment	571	373	307	153	113
Total loans	$5,995	$4,672	$4,329	$4,175	$4,110

LOANS BY MARKET
North Georgia	$1,125	$1,163	$1,240	$1,364	$1,426
Atlanta MSA	1,259	1,243	1,235	1,204	1,144
North Carolina	549	553	572	579	597
Coastal Georgia	537	456	423	400	346
Gainesville MSA	254	257	255	261	265
East Tennessee	504	280	280	283	256
South Carolina	819	30	4	-	-
Specialized Lending	492	421	124	46	76
Indirect auto	456	269	196	38	-
Total loans	$5,995	$4,672	$4,329	$4,175	$4,110

UNITED COMMUNITY BANKS, INC.
Financial Highlights
Credit Quality

	Fourth Quarter 2015			Third Quarter 2015			Second Quarter 2015
	Nonperforming	Foreclosed	Total	Nonperforming	Foreclosed	Total	Nonperforming	Foreclosed	Total
(in thousands)	Loans	Properties	NPAs	Loans	Properties	NPAs	Loans	Properties	NPAs
NONPERFORMING ASSETS BY CATEGORY
Owner occupied CRE	$7,036	$2,652	$9,688	$5,918	$882	$6,800	$4,878	$360	$5,238
Income producing CRE	2,595	-	2,595	1,238	4,084	5,322	883	-	883
Commercial & industrial	892	-	892	1,068	-	1,068	1,389	-	1,389
Commercial construction	328	437	765	256	657	913	59	382	441
Total commercial	10,851	3,089	13,940	8,480	5,623	14,103	7,209	742	7,951
Residential mortgage	8,555	1,242	9,797	8,847	1,454	10,301	8,599	1,373	9,972
Home equity lines of credit	851	80	931	890	87	977	940	54	994
Residential construction	1,398	472	1,870	929	505	1,434	1,358	187	1,545
Consumer installment	998	-	998	918	-	918	699	-	699
Total NPAs	$22,653	$4,883	$27,536	$20,064	$7,669	$27,733	$18,805	$2,356	$21,161
Balance as a % of
Unpaid Principal	71.4%	34.2%	59.8%	70.3%	45.8%	61.2%	64.9%	46.6%	62.2%

NONPERFORMING ASSETS BY MARKET
North Georgia	$5,167	$1,612	$6,779	$6,403	$1,263	$7,666	$6,157	$657	$6,814
Atlanta MSA	3,023	625	3,648	1,750	1,122	2,872	2,361	135	2,496
North Carolina	5,289	183	5,472	4,564	9	4,573	4,746	690	5,436
Coastal Georgia	2,079	-	2,079	338	66	404	659	-	659
Gainesville MSA	307	-	307	325	3	328	864	22	886
East Tennessee	3,448	157	3,605	2,886	231	3,117	1,885	852	2,737
South Carolina	323	2,306	2,629	267	4,975	5,242	-	-	-
Specialized Lending	2,231	-	2,231	2,809	-	2,809	1,565	-	1,565
Indirect auto	786	-	786	722	-	722	568	-	568
Total NPAs	$22,653	$4,883	$27,536	$20,064	$7,669	$27,733	$18,805	$2,356	$21,161

NONPERFORMING ASSETS ACTIVITY
Beginning Balance	$20,064	$7,669	$27,733	$18,805	$2,356	$21,161	$19,015	$1,158	$20,173
Acquisitions	-	(1,585)	(1,585)	-	4,848	4,848	-	962	962
Loans placed on non-accrual	10,768	-	10,768	8,923	-	8,923	6,552	-	6,552
Payments received	(4,893)	-	(4,893)	(4,233)	-	(4,233)	(3,839)	-	(3,839)
Loan charge-offs	(1,813)	-	(1,813)	(1,531)	-	(1,531)	(1,854)	-	(1,854)
Foreclosures	(1,473)	1,497	24	(1,900)	1,900	-	(1,069)	1,069	-
Capitalized costs	-	-	-	-	256	256	-	-	-
Property sales	-	(2,968)	(2,968)	-	(1,916)	(1,916)	-	(895)	(895)
Write downs	-	11	11	-	(79)	(79)	-	(9)	(9)
Net gains (losses) on sales	-	259	259	-	304	304	-	71	71
Ending Balance	$22,653	$4,883	$27,536	$20,064	$7,669	$27,733	$18,805	$2,356	$21,161

	Fourth Quarter 2015		Third Quarter 2015		Second Quarter 2015
		Net Charge-		Net Charge-		Net Charge-
		Offs to		Offs to		Offs to
	Net	Average	Net	Average	Net	Average
(in thousands)	Charge-Offs	Loans (1)	Charge-Offs	Loans (1)	Charge-Offs	Loans (1)
NET CHARGE-OFFS BY CATEGORY
Owner occupied CRE	$861	.23%	$236	.07%	$285	.09%
Income producing CRE	(35)	(.02)	(106)	(.06)	(276)	(.17)
Commercial & industrial	(719)	(.34)	190	.09	(627)	(.33)
Commercial construction	253	.31	59	.09	96	.16
Total commercial	360	.04	379	.05	(522)	(.07)
Residential mortgage	(120)	(.05)	433	.18	787	.35
Home equity lines of credit	194	.13	293	.22	322	.27
Residential construction	415	.48	(124)	(.16)	107	.14
Consumer installment	453	.33	436	.35	284	.26
Total	$1,302	.09	$1,417	.10	$978	.08

NET CHARGE-OFFS BY MARKET
North Georgia	$1,011	.36%	$1,352	.47%	$911	.32%
Atlanta MSA	496	.16	74	.02	138	.04
North Carolina	426	.31	183	.13	176	.13
Coastal Georgia	47	.04	19	.02	(40)	(.03)
Gainesville MSA	(340)	(.54)	(236)	(.36)	(233)	(.36)
East Tennessee	(326)	(.26)	153	.12	127	.11
South Carolina	(474)	(.24)	(247)	(.34)	-	-
Specialized Lending	253	.18	(42)	(.03)	(224)	(.17)
Indirect auto	209	.19	161	.17	123	.14
Total	$1,302	.09	$1,417	.10	$978	.08

(1) Annualized.

UNITED COMMUNITY BANKS, INC.
Consolidated Statement of Income (Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
(in thousands, except per share data)	2015	2014	2015	2014
Interest revenue:
Loans, including fees	$63,442	$50,677	$223,256	$196,279
Investment securities, including tax exempt of $189, $180, $705 and $738	14,952	12,375	51,848	48,493
Deposits in banks and short-term investments	968	903	3,428	3,660
Total interest revenue	79,362	63,955	278,532	248,432

Interest expense:
Deposits:
NOW	426	435	1,505	1,651
Money market	1,006	868	3,466	3,060
Savings	27	20	98	81
Time	922	1,623	3,756	7,133
Total deposit interest expense	2,381	2,946	8,825	11,925
Short-term borrowings	85	96	364	2,160
Federal Home Loan Bank advances	436	339	1,743	912
Long-term debt	2,696	2,640	10,177	10,554
Total interest expense	5,598	6,021	21,109	25,551
Net interest revenue	73,764	57,934	257,423	222,881
Provision for credit losses	300	1,800	3,700	8,500
Net interest revenue after provision for credit losses	73,464	56,134	253,723	214,381

Fee revenue:
Service charges and fees	11,500	8,446	36,825	33,073
Mortgage loan and other related fees	3,290	2,111	13,592	7,520
Brokerage fees	1,058	1,176	5,041	4,807
Gains from sales of government guaranteed loans	1,995	926	6,276	2,615
Securities gains, net	378	208	2,255	4,871
Loss from prepayment of debt	-	-	(1,294)	(4,446)
Other	3,063	1,956	9,834	7,114
Total fee revenue	21,284	14,823	72,529	55,554
Total revenue	94,748	70,957	326,252	269,935

Operating expenses:
Salaries and employee benefits	32,939	26,592	116,688	100,941
Communications and equipment	4,735	3,153	15,273	12,523
Occupancy	4,666	3,448	15,372	13,513
Advertising and public relations	978	802	3,667	3,461
Postage, printing and supplies	1,293	1,086	4,273	3,542
Professional fees	3,331	2,034	10,175	7,907
FDIC assessments and other regulatory charges	1,463	883	5,106	4,792
Merger-related and other charges	9,078	-	17,995	-
Other	7,005	3,921	22,689	16,186
Total operating expenses	65,488	41,919	211,238	162,865
Net income before income taxes	29,260	29,038	115,014	107,070
Income tax expense	11,052	10,791	43,436	39,450
Net income	18,208	18,247	71,578	67,620
Preferred stock dividends and discount accretion	25	-	67	439
Net income available to common shareholders	$18,183	$18,247	$71,511	$67,181

Earnings per common share:
Basic	$.25	$.30	$1.09	$1.11
Diluted	.25	.30	1.09	1.11
Weighted average common shares outstanding:
Basic	72,135	60,830	65,488	60,588
Diluted	72,140	60,833	65,492	60,590

UNITED COMMUNITY BANKS, INC.
Consolidated Balance Sheet (Unaudited)

	December 31,	December 31,
(in thousands, except share and per share data)	2015	2014

ASSETS
Cash and due from banks	$86,912	$77,180
Interest-bearing deposits in banks	153,451	89,074
Short-term investments	-	26,401
Cash and cash equivalents	240,363	192,655
Securities available for sale	2,291,511	1,782,734
Securities held to maturity (fair value $371,658 and $425,233)	364,696	415,267
Mortgage loans held for sale	24,231	13,737
Loans, net of unearned income	5,995,441	4,672,119
Less allowance for loan losses	(68,448)	(71,619)
Loans, net	5,926,993	4,600,500
Premises and equipment, net	178,165	159,390
Bank owned life insurance	105,493	81,294
Accrued interest receivable	25,786	20,103
Net deferred tax asset	197,613	215,503
Derivative financial instruments	20,082	20,599
Goodwill and other intangible assets	147,420	3,641
Other assets	103,755	61,563
Total assets	$9,626,108	$7,566,986
LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
Deposits:
Demand	$2,204,755	$1,574,317
NOW	1,975,884	1,504,887
Money market	1,599,637	1,273,283
Savings	471,129	292,308
Time:
Less than $100,000	830,301	748,478
Greater than $100,000	452,502	508,228
Brokered	346,881	425,011
Total deposits	7,881,089	6,326,512
Short-term borrowings	16,640	6,000
Federal Home Loan Bank advances	430,125	270,125
Long-term debt	165,620	129,865
Derivative financial instruments	28,825	31,997
Unsettled securities purchases	2	5,425
Accrued expenses and other liabilities	85,522	57,485
Total liabilities	8,607,823	6,827,409
Shareholders' equity:
Preferred stock, $1 par value; 10,000,000 shares authorized; Series H; $1,000 stated value; 9,992 and 0 shares issued and outstanding	9,992	-
Common stock, $1 par value; 100,000,000 shares authorized; 66,198,477 and 50,178,605 shares issued and outstanding	66,198	50,178
Common stock, non-voting, $1 par value; 26,000,000 shares authorized; 5,285,516 and 10,080,787 shares issued and outstanding	5,286	10,081
Common stock issuable; 458,953 and 357,983 shares	6,779	5,168
Capital surplus	1,286,361	1,080,508
Accumulated deficit	(330,879)	(387,568)
Accumulated other comprehensive loss	(25,452)	(18,790)
Total shareholders' equity	1,018,285	739,577
Total liabilities and shareholders' equity	$9,626,108	$7,566,986

UNITED COMMUNITY BANKS, INC.
Average Consolidated Balance Sheets and Net Interest Analysis
For the Three Months Ended December 31,

	2015			2014
	Average		Avg.	Average		Avg.
(dollars in thousands, taxable equivalent)	Balance	Interest	Rate	Balance	Interest	Rate
Assets:
Interest-earning assets:
Loans, net of unearned income (1)(2)	$5,975,491	$63,509	4.22%	$4,620,517	$50,883	4.37%
Taxable securities (3)	2,575,846	14,763	2.29	2,202,986	12,195	2.21
Tax-exempt securities (1)(3)	30,748	309	4.02	18,579	295	6.35
Federal funds sold and other interest-earning assets	210,341	1,065	2.03	170,703	980	2.30

Total interest-earning assets	8,792,426	79,646	3.60	7,012,785	64,353	3.65
Non-interest-earning assets:
Allowance for loan losses	(69,743)			(72,534)
Cash and due from banks	88,057			73,973
Premises and equipment	192,040			160,049
Other assets (3)	554,974			391,097
Total assets	$9,557,754			$7,565,370

Liabilities and Shareholders' Equity:
Interest-bearing liabilities:
Interest-bearing deposits:
NOW	$1,865,305	426	.09	$1,481,414	435	.12
Money market	1,897,364	1,006	.21	1,433,680	868	.24
Savings	465,993	27	.02	291,163	20	.03
Time less than $100,000	848,469	617	.29	761,850	814	.42
Time greater than $100,000	469,301	390	.33	520,937	763	.58
Brokered time deposits	258,698	(85)	(.13)	273,706	46	.07
Total interest-bearing deposits	5,805,130	2,381	.16	4,762,750	2,946	.25

Federal funds purchased and other borrowings	40,148	85	.84	24,750	96	1.54
Federal Home Loan Bank advances	191,484	436	.90	193,549	339	.69
Long-term debt	165,620	2,696	6.46	129,865	2,640	8.07
Total borrowed funds	397,252	3,217	3.21	348,164	3,075	3.50

Total interest-bearing liabilities	6,202,382	5,598	.36	5,110,914	6,021	.47
Non-interest-bearing liabilities:
Non-interest-bearing deposits	2,223,011			1,620,635
Other liabilities	111,757			95,679
Total liabilities	8,537,150			6,827,228
Shareholders' equity	1,020,604			738,142
Total liabilities and shareholders' equity	$9,557,754			$7,565,370

Net interest revenue		$74,048			$58,332
Net interest-rate spread			3.24%			3.18%

Net interest margin (4)			3.34%			3.31%

(1) Interest revenue on tax-exempt securities and loans has been increased to reflect comparable interest on taxable securities and loans. The rate used was 39%, reflecting the statutory federal income tax rate and the federal tax adjusted state income tax rate.

(2) Included in the average balance of loans outstanding are loans where the accrual of interest has been discontinued and loans that are held for sale.

(3) Securities available for sale are shown at amortized cost. Pretax unrealized gains of $7.45 million in 2015 and pretax unrealized gains of $8.59 million in 2014 are included in other assets for purposes of this presentation.

(4) Net interest margin is taxable equivalent net-interest revenue divided by average interest-earning assets.

UNITED COMMUNITY BANKS, INC.
Average Consolidated Balance Sheets and Net Interest Analysis
For the Twelve Months Ended December 31,

	2015			2014
	Average		Avg.	Average		Avg.
(dollars in thousands, taxable equivalent)	Balance	Interest	Rate	Balance	Interest	Rate
Assets:
Interest-earning assets:
Loans, net of unearned income (1)(2)	$5,297,687	$223,713	4.22%	$4,450,268	$197,039	4.43%
Taxable securities (3)	2,342,533	51,143	2.18	2,255,084	47,755	2.12
Tax-exempt securities (1)(3)	25,439	1,154	4.54	19,279	1,209	6.27
Federal funds sold and other interest-earning assets	168,494	3,799	2.25	155,803	3,966	2.55

Total interest-earning assets	7,834,153	279,809	3.57	6,880,434	249,969	3.63
Non-interest-earning assets:
Allowance for loan losses	(71,001)			(75,237)
Cash and due from banks	81,244			67,818
Premises and equipment	174,835			161,391
Other assets (3)	442,878			401,240
Total assets	$8,462,109			$7,435,646

Liabilities and Shareholders' Equity:
Interest-bearing liabilities:
Interest-bearing deposits:
NOW	$1,563,911	1,505	.10	$1,396,373	1,651	.12
Money market	1,678,765	3,466	.21	1,389,837	3,060	.22
Savings	372,414	98	.03	277,351	81	.03
Time less than $100,000	788,737	2,840	.36	811,846	3,636	.45
Time greater than $100,000	480,623	1,983	.41	551,027	3,373	.61
Brokered time deposits	269,162	(1,067)	(.40)	293,657	124	.04
Total interest-bearing deposits	5,153,612	8,825	.17	4,720,091	11,925	.25

Federal funds purchased and other borrowings	49,301	364	.74	74,541	2,160	2.90
Federal Home Loan Bank advances	250,404	1,743	.70	175,481	912	.52
Long-term debt	139,979	10,177	7.27	129,865	10,554	8.13
Total borrowed funds	439,684	12,284	2.79	379,887	13,626	3.59

Total interest-bearing liabilities	5,593,296	21,109	.38	5,099,978	25,551	.50
Non-interest-bearing liabilities:
Non-interest-bearing deposits	1,901,521			1,507,944
Other liabilities	97,890			107,523
Total liabilities	7,592,707			6,715,445
Shareholders' equity	869,402			720,201
Total liabilities and shareholders' equity	$8,462,109			$7,435,646

Net interest revenue		$258,700			$224,418
Net interest-rate spread			3.19%			3.13%

Net interest margin (4)			3.30%			3.26%

(1) Interest revenue on tax-exempt securities and loans has been increased to reflect comparable interest on taxable securities and loans. The rate used was 39%, reflecting the statutory federal income tax rate and the federal tax adjusted state income tax rate.

(2) Included in the average balance of loans outstanding are loans where the accrual of interest has been discontinued and loans that are held for sale.

(3) Securities available for sale are shown at amortized cost. Pretax unrealized gains of $11.4 million in 2015 and pretax unrealized gains of $3.36 million in 2014 are included in other assets for purposes of this presentation.

(4) Net interest margin is taxable equivalent net-interest revenue divided by average interest-earning assets.